UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2020

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The First of Long Island Corporation

(Exact name of the registrant as specified in its charter)

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New York	001-32964	11-2672906
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

10 Glen Head Road
Glen Head, New York	11545
(Address of principal executive offices)	(Zip Code)

(516) 671-4900

(Registrant’s telephone number)

Not applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, $0.10 par value per share	FLIC	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

On April 21, 2020, The First of Long Island Corporation (the “Company”) held its Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered and voted on the following matters, with a breakdown of the votes cast set forth below.

1.The election of directors for one or two year terms:

Class I Director (one year term):	For	Withhold	Broker Non-Vote
Christopher Becker	15,099,740	614,210	4,452,228

Class II Directors (two year term):	For	Withhold	Broker Non-Vote
Paul T. Canarick	14,740,772	973,178	4,452,228
Alexander L. Cover	15,089,434	624,516	4,452,228
Stephen V. Murphy	15,067,312	646,638	4,452,228
Peter Quick	14,206,767	1,507,183	4,452,228
Denise Strain	15,068,379	645,571	4,452,228
Eric J. Tveter	14,986,794	727,156	4,452,228

2.A non-binding, advisory vote to approve the compensation paid to the Corporation’s named executive officers.

For	Against	Abstain	Broker Non-Vote
14,693,073	903,289	117,588	4,452,228

3.To ratify the appointment of Crowe LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

For	Against	Abstain
19,664,775	479,173	22,230

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The First of Long Island Corporation
(Registrant)

By: /s/ William Aprigliano
William Aprigliano
Senior Vice President & Chief
Accounting Officer
(principal accounting officer)

Dated: April 23, 2020